UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-15891	41-1724239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Item 1.01.                Entry into a Material Definitive Agreement.

On May 14, 2019, NRG Energy, Inc. (“NRG”) completed the sale of $733 million aggregate principal amount of 5.250% senior notes due 2029 (the “Senior Notes”) pursuant to the terms of the purchase agreement, dated May 7, 2019 (the “Purchase Agreement”), among NRG, the guarantors named therein, and the initial purchasers named therein (the “Initial Purchasers”).  The Senior Notes were issued under a base indenture, dated May 23, 2016 (the “Base Indenture”), between NRG and Delaware Trust Company (as successor in interest to Law Debenture Trust Company of New York), as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated May 14, 2019 (the “Fifth Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among NRG, the guarantors named therein and the Trustee.  The Indenture and the form of Senior Note, which is attached as an exhibit to the Fifth Supplemental Indenture, provides, among other things, that the Senior Notes will be senior unsecured obligations of NRG.  Interest is payable on the Senior Notes on June 15 and December 15 of each year beginning on December 15, 2019 until their maturity date of June 15, 2029.

At any time prior to June 15, 2022, NRG may redeem up to 40% of the Senior Notes at a redemption price of 105.250% of the principal amount of the Senior Notes redeemed, plus accrued and unpaid interest to the redemption date, in an amount equal to the net cash proceeds of one or more equity offerings, so long as the redemption occurs within 180 days of completing such equity offering and at least 50% of the aggregate principal amount of the Senior Notes remains outstanding after such redemption.

In addition, at any time prior to June 15, 2024, NRG may redeem all or a portion of the Senior Notes for cash at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed, plus an applicable make-whole premium and accrued and unpaid interest to the redemption date.  On and after June 15, 2024, NRG may redeem all or a portion of the Senior Notes at redemption prices set forth in the Indenture, plus accrued and unpaid interest to the redemption date.

The terms of the Indenture, among other things, limit the ability of NRG and certain of its subsidiaries to create liens on assets and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency.  Generally, if an event of default occurs and is not cured within the time periods specified in the Indenture, the Trustee or the holders of at least 30% in principal amount of the then outstanding series of Senior Notes may declare all the Senior Notes of such series to be due and payable immediately.

The Senior Notes were sold to the Initial Purchasers for resale to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S of the Securities Act.

The Senior Notes were issued in a transaction exempt from registration under the Securities Act or any state securities laws. Therefore, Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  This Form 8-K and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The foregoing descriptions do not purport to be complete and are qualified by reference to the Base Indenture, the Fifth Supplemental Indenture and the form of Senior Notes, which are filed as exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the form of Senior Notes are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Document

4.1

Indenture, dated May 23, 2016, between NRG Energy, Inc. and Delaware Trust Company (as successor in interest to Law Debenture Trust Company of New York ), as trustee (incorporated by reference to Exhibit 4.1 to NRG Energy, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2016).

4.2	Fifth Supplemental Indenture, dated May 14, 2019, among NRG Energy, Inc., the guarantors named therein and Delaware Trust Company, as trustee.

4.3	Form of 5.250% Senior Notes due 2029 (incorporated by reference to Exhibit 4.2 filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2019		NRG Energy, Inc.
(Registrant)

	By:	/s/ Christine A. Zoino
Christina A. Zoino
Corporate Secretary